Exhibit 99.1

Central European Distribution Corporation Announces Second Quarter 2008 Results; Net Sales up 57% and Operating Income up 70%; Raises Full Year 2008 Guidance

Bala Cynwyd, Pennsylvania August 4, 2008: Central European Distribution Corporation (NASDAQ: CEDC) today announced its results for the second quarter of 2008. Net sales for the three months ended June 30, 2008 increased by 57% to $421.3 million from the $268.6 million reported for the same period in 2007. Operating income increased by 70% to $42.8 million from $25.1 million for the same period in 2007.

On a comparable basis, CEDC announced net income of $24.3 million, or $0.56 per fully diluted share, for the second quarter of 2008, as compared to $13.7 million, or $0.34 per fully diluted share, for the same period in 2007. Net income, on a U.S. GAAP basis (as hereinafter defined) for the second quarter was $46.8 million or $1.08 per fully diluted share, as compared to a net income of $19.9 million or $0.49 per fully diluted share, for the same period in 2007. Generally, the major difference between the U.S. GAAP net income and comparable non-GAAP net income reflects unrealized foreign exchange movements relating to our Senior Note Financing. For a reconciliation of comparable net income to net income reported under United States Generally Accepted Accounting Principles (“GAAP”), please see the section “Unaudited Reconciliation of Non-GAAP Measures”. The weighted average number of shares used for calculating diluted earnings per share for the second quarter of 2008 was 43.3 million.

Some of the Company’s key financial highlights for the second quarter of 2008 as compared to the second quarter of 2007 include the following:

•	Sales up 57%

•	Gross margin up to 24.6% from 20.7%

•	Operating income up 70%

•	Comparable net income up 77%

William Carey, President and CEO commented, “With the first full quarter of consolidation of our Parliament business and approximately one month of earnings from our Whitehall operations we are pleased to see continuing strong underlying growth trends in our overall business. The margin accretion from these Russian investments, as well the approximately 25% increase in sales, are having a significant impact on our operating performance as evidenced by our gross margin increase from 20.7% to 24.6% and strong net income performance.”

Mr. Carey continued, “We continue to see double digit growth coming from our key vodka brands in Poland, led by strong performance from our premium vodka brand Bols. We also continue to see strong consumer demand for imported wines and spirits with sales of our import portfolio up over 40% as compared to the second quarter last year. The strong Polish currency has contributed to keeping our raw material prices down, especially our main cost component, raw spirit.”

Mr. Carey went on to say, “On July 9th 2008, we closed our 42% investment in the Russian Alcohol Group (the largest vodka producer in Russia) which has positioned our company to take full advantage of the strong growth trends in the mainstream and sub-premium vodka sectors in Russia. We look forward to working with Lion Capital to improve the operating performance of the Russian Alcohol Group and to address potential synergies between our operations.”

Mr. Carey concluded, “As a result of our strong second quarter performance, we are raising our full year 2008 net sales guidance from $1.57-$1.70 billion to $1.65-$1.80 billion and our full year comparable fully diluted earnings per share guidance from $2.65-$2.80 to $2.75-$2.95. We plan to update our full year 2009 guidance in the fall of this year, based on the ongoing performance of our business.”

CEDC has reported net income and fully diluted net income per share in accordance with GAAP and on a non-GAAP basis, referred to in this release as comparable non-GAAP net income. CEDC’s management believes that the non-GAAP reporting giving effect to the adjustments shown in the attached reconciliation provides meaningful information and an alternative presentation useful to investors’ understanding of CEDC’s core operating results and trends. CEDC discusses results and guidance on a comparable basis in order to give investors better insight into underlying business trends from continuing operations. CEDC’s calculation of these measures may not be the same as similarly named measures presented by other companies. These measures are not presented as an alternative to net income computed in accordance with GAAP as a performance measure, and you should not place undue reliance on such measures. A reconciliation of GAAP to non-GAAP measures can be found in the section “Unaudited Reconciliation of Non-GAAP Measures” at the end of this press release.

CEDC is the largest vodka producer in Poland and produces the Absolwent, Zubrowka, Bols and Soplica brands, among others. CEDC currently exports Zubrowka to many markets around the world, including the United States, England, France and Japan. CEDC also produces and distributes Royal Vodka, the top selling vodka in Hungary, and produces Parliament Vodka, the leading premium vodka in Russia.

CEDC also is the leading national distributor of alcoholic beverages in Poland by value, and a leading importer of alcoholic beverages in Poland and Hungary. In Poland, CEDC imports many of the world’s leading brands, including brands such as Carlo Rossi Wines, Concha y Toro wines, Metaxa Brandy, Remy Martin Cognac, Guinness, Sutter Home wines, Grant’s Whisky, Jagermeister, E&J Gallo, Jim Beam Bourbon, Sierra Tequila, Teacher’s Whisky, Campari, Cinzano, Skyy Vodka and Old Smuggler.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of CEDC to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. CEDC undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by the securities laws. Investors are referred to the full discussion of risks and uncertainties included in CEDC’s Form 10-K for the fiscal year ended December 31, 2007, and in other documents filed by CEDC with the Securities and Exchange Commission.

Contact:

Jim Archbold,

Investor Relations Officer

Central European Distribution Corporation

610-660-7817

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)

(Amount in columns expressed in thousands)

	June 30, 2008	December 31, 2007
ASSETS
Current Assets
Cash and cash equivalents	$365,182	$87,867
Short term financial assets	—	—
Accounts receivable, net of allowance for doubtful accounts of $31,814 and $29,277 respectively	325,934	316,277
Inventories	210,994	141,272
Prepaid expenses and other current assets	29,723	16,536
Deferred income taxes	8,349	5,141

Total Current Assets	940,182	567,093

Intangible assets, net	772,982	545,697
Goodwill, net	1,026,191	577,282
Property, plant and equipment, net	121,022	79,979
Deferred income taxes	8,449	11,407
Investments in subsidiaries	53,534	—
Other assets	—	710

	1,982,178	1,215,075

Total Assets	$2,922,360	$1,782,168

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Trade accounts payable	$208,997	$172,340
Bank loans and overdraft facilities	226,917	42,785
Income taxes payable	6,688	5,408
Taxes other than income taxes	91,193	101,929
Other accrued liabilities	189,213	71,959
Current portions of obligations under capital leases	2,254	1,759

Total Current Liabilities	725,262	396,180

Long-term debt, less current maturities	30,168	122,952
Long-term obligations under capital leases	3,648	2,708
Long-term obligations under Senior Notes	655,889	344,298
Other long-term accrued liabilities	15,000	—
Deferred income taxes	163,852	100,113

Total Long Term Liabilities	868,557	570,071

Minority interests	12,614	481

Stockholders’ Equity
Common Stock ($0.01 par value, 80,000,000 shares authorized, 46,443,700 and 40,566,096 shares issued at June 30, 2008 and December 31, 2007, respectively)	464	406
Additional paid-in-capital	752,620	429,554
Retained earnings	270,525	205,186
Accumulated other comprehensive income	292,468	180,440
Less Treasury Stock at cost (246,037 shares at June 30, 2008 and December 31, 2007)	(150)	(150)

Total Stockholders’ Equity	1,315,927	815,436

Total Liabilities and Stockholders’ Equity	$2,922,360	$1,782,168

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)

	Three months ended		Six months ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
PROFIT AND LOSS
Sales	$542,845	$334,150	$950,926	$623,146
Excise taxes	(121,543)	(65,515)	(216,004)	(126,296)
Net Sales	421,302	268,635	734,922	496,850
Cost of goods sold	317,564	213,081	564,968	394,978

Gross Profit	103,738	55,554	169,954	101,872

Operating expenses	60,895	30,405	101,643	57,807

Operating Income	42,843	25,149	68,311	44,065

Non operating income / (expense), net
Interest (expense), net	(13,297)	(8,305)	(24,825)	(16,954)
Other financial income / (expense), net	32,000	9,837	41,103	(5,562)
Other non operating income / (expense), net	(282)	(1,670)	(142)	(2,014)

Income before taxes	61,264	25,011	84,447	19,535

Income tax expense	12,868	4,714	17,266	3,685
Minority interests	2,491	326	2,744	1,055
Equity in net earnings of affiliates	902	—	902	—

Net income	$46,807	$19,971	$65,339	$14,795

Net income per share of common stock, basic	$1.10	$0.50	$1.57	$0.37

Net income per share of common stock, diluted	$1.08	$0.49	$1.54	$0.37

(Amount in columns expressed in thousands, except share and per share information)

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW (UNAUDITED)

(Amount in columns expressed in thousands)

	Six months ended June 30,
	2008	2007
CASH FLOW
Operating Activities
Net income	$65,339	$14,795
Adjustments to reconcile net income to net cash provided by / (used in) operating activities:
Depreciation and amortization	7,331	4,772
Deferred income taxes	1,576	(6,245)
Minority interests	2,743	1,055
Unrealized foreign exchange (gains) / losses	(39,958)	(6,172)
Cost of debt extinguishment	1,156	11,869
Stock options expense	1,678	948
Equity income	(902)	—
Other non cash items	(32)	566
Changes in operating assets and liabilities:
Accounts receivable	59,431	50,722
Inventories	(21,533)	2,315
Prepayments and other current assets	14,211	1,579
Trade accounts payable	(11,628)	(48,361)
Other accrued liabilities and payables	(29,258)	(7,798)

Net Cash provided by Operating Activities	50,154	20,045

Investing Activities
Investment in fixed assets	(6,172)	(13,967)
Proceeds from the disposal of fixed assets	2,694	2,647
Refundable purchase price related to Botapol acquisition	—	5,000
Acquisitions of subsidiaries, net of cash acquired	(366,075)	(133,992)

Net Cash used in Investing Activities	(369,553)	(140,312)

Financing Activities
Borrowings on bank loans and overdraft facility	71,593	132,524
Payment of bank loans and overdraft facility	(24,158)	(17,315)
Payment of Senior Secured Notes	(14,445)	(95,440)
Movements in capital leases payable	816	291
Issuance of shares in public placement	233,846	42,355
Net Borrowings on Convertible Senior Notes	304,403	—
Options exercised	1,068	547

Net Cash provided by Financing Activities	573,123	62,961

Currency effect on brought forward cash balances	23,591	2,939
Net Increase / (Decrease) in Cash	277,315	(54,367)
Cash and cash equivalents at beginning of period	87,867	159,362

Cash and cash equivalents at end of period	$365,182	$104,995

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

UNAUDITED RECONCILIATION OF NON-GAAP MEASURES

(in thousands, except share and per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
GAAP net income/(loss)	$46,807	$19,971	$65,339	$14,795

A. Foreign exchange impact related to outstanding Senior Notes	(25,145)	(7,772)	(32,366)	(5,047)
B. Other acquisition related costs	390	762	659	1,045
C. Cost associated with early retirement of debt			548	9,609
D. Impact of expensing stock options	738	392	1,358	752
E. Other non recurring costs	1,461	307	1,461	307

Comparable non-GAAP net income	$24,251	$13,660	$36,999	$21,461

Comparable net income per share of common stock, basic	$0.57	$0.34	$0.89	$0.41
Comparable net income per share of common stock, diluted	$0.56	$0.34	$0.87	$0.40

Comparable measures are provided as additional information as management believes this information provides investors with better insight on underlying business trends and results in order to evaluate ongoing financial performance. Descriptions of these items are presented below:

A.	Represents the net after tax impact of the foreign currency revaluation related to our Senior Secured Notes and Senior Convertible Notes as these borrowings have been pushed down to entities that have the Polish Zloty as the functional currency. The impact of foreign exchange revaluation will change, which may have a material effect on our financial results.

B.	Represents other miscellaneous costs, directly related to the tender for additional shares of Polmos Bialystok and other acquisitions in 2007 and pre-acquisition financing costs related to the Parliament acquisition in 2008.

C.	Represents the net after tax impact associated with the early retirement of 20% of CEDC’s outstanding Senior Secured Notes, including an 8% one-time redemption premium payment to the Noteholders and write-off of prepaid financing costs in 2007 and costs associated with retirement of $14 million of the Senior Secured Notes in 2008.

D.	On January 1, 2006 CEDC adopted SFAS 123(R) and began to expense stock options. This amount represents the net after tax impact of the expensing of stock options.

E.

On June 30, 2008, CEDC terminated operations of the German import business acquired as part of the Parliament acquisition and in July 2008, moved all German import operations to a 3rd party importer. The $1.461 million represents the net loss incurred by the discontinued operation for the 3 months ended June 30, 2008. For 2007, the amount represents one time charges for an early retirement program.

Full Year Guidance, 12 Months Ending December 31,	2008	2009
Range for GAAP Fully Diluted Earnings per Share	$3.42	$3.68
	$3.62	$3.93

A. Foreign exchange impact related to outstanding Senior Notes	(0.76)	0.00
B. Other acquisition related costs	0.02	0.00
C. Cost associated with early retirement of debt	0.01	0.00
D. Impact of expensing stock options	0.03	0.07
E. Other non-recurring items	0.03

Range for Comparable non-GAAP Fully Diluted Earnings per Share	$2.75	$3.75
	$2.95	$4.00

Comparable measures are provided as additional information as management believes this information provides investors with better insight on underlying business trends and results in order to evaluate ongoing financial performance. Descriptions of these items are presented below:

A.	Represents the net after tax impact of the foreign currency revaluation related to our Senior Secured Notes and Senior Convertible Notes as these borrowings have been pushed down to entities that have the Polish Zloty as the functional currency. The impact of foreign exchange revaluation will change, which may have a material effect on our financial results.

B.	Represents pre-acquisition financing costs related to the Parliament acquisition in 2008.

C.	Represents the net after tax costs associated with retirement of $14 million of the Senior Secured Notes in 2008.

D.	On January 1, 2006 CEDC adopted SFAS 123(R) and began to expense stock options. This amount represents the net after tax impact of the expensing of stock options.

E.

On June 30, 2008, CEDC terminated operations of the German import business acquired as part of the Parliament acquisition and in July 2008, moved all German import operations to a 3rd party importer. The $1.461 million represents the net loss incurred by the discontinued operation for the 3 months ended June 30, 2008.